Exhibit 99.2
Summary of Cancelled Stock Options

		Aggregate number of	Weighted average	Consideration
		stock options	exercise price per
	Title	cancelled	share *

Edward K. Christian	President and Chief Executive Officer	339,343	$19.22	$33,934.30
Samuel Bush	Senior Vice President and Chief Financial Officer	141,272	$19.22	14,127.20
Warren Lada	Senior Vice President — Operations	144,215	$19.22	14,421,50
Steven Goldstein	Executive Vice President and Group Program Director	149,278	$19.22	14,927.80
Marcia Lobaito	Senior Vice President, Corp. Secretary	53,213	$19.22	5,321.30
Catherine Bobinski	VP/Controller, Chief Accounting Officer	51,800	$19.22	5,180.00

Total		879,121	$19.22	$87,912.10

     *The options were exercisable in 20% increments on March 1, 2004, 2005, 2006, 2007 and 2008, respectively, provided that the fair market value of Class A Common Stock attained $30.95 per share (subject to adjustment for stock splits, stock dividends or other similar change in common stock) on or before June 2, 2008 and either (i) remained at or above such value for 10 consecutive trading days, or (ii) averaged at or above such value for a period of 20 consecutive trading days. If a Change of Control (as defined in the Option Plan) occurred, these options would have become immediately exercisable.

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